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                                                          Exhibit 10(h)


January 23, 1998                                             CoreStates
                                                                   Bank

Mr. Roger Guimond, Vice President and CFO
1st Franklin Financial Corporation
213 E. Tugalo Street
P.O. Box 880
Toccoa, GA 30577

Re:  Tenth Amendment of Section 6.14 of Revolving Credit and Term Loan
     Agreement
     -----------------------------------------------------------------

Dear Roger:

Reference is hereby made to that certain Revolving Credit and Term Loan Agreement, as amended from time to time ("Credit Agreement") dated
October 1, 1985, by and among 1st Franklin Financial Corporation ("Company"), the Agent (identified on the signature pages of this letter) and the "Banks" (identified below as signatories hereto). All capitalized terms not otherwise defined herein shall have the meanings respectively ascribed to them in the Credit Agreement. Company has notified the Banks that effective January 1, 1997, Company elected S Corporation status for income tax reporting purposes. As a result, Company requests that Section 6.14 "Limitation on Dividends and Payments to Affiliates" be amended to incorporate the change of tax status. The Agent and Banks acknowledge the S Corporation election and agree as follows:

1)    Section 6.14 is deleted and replaced with the following:

      6.14 "Limitation on Dividends and Payments to Affiliates"

        The Company shall not declare or pay any cash dividend on its common stock in excess of 25 percent of the after S-Corporation tax distribution net income of the Company, excluding income from the sale of assets or from extraordinary or nonrecurring transactions, earned during the immediately preceding fiscal year of the Company or repurchase, redeem or retire, or make any other payment with respect to any of its outstanding stock, or make any other payment to any Affiliate except (i) reasonable and ordinary compensation for services rendered or (ii) the Company's share of taxes payable by Parent on a consolidated basis, or (iii) other reasonable payments for shared facilities and other expenses in the ordinary course of business.

2)    Section 5.08 is expanded to include the following:

      5.08(h)  Each year, a copy of the completed and signed Federal Income
         Tax Return, including all schedules, of Ben F. Cheek, III and Elizabeth Cheek at the later of April 15th or the filing date if granted extension(s).

This letter may be executed in counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this letter agreement by signing any such counterpart. The Credit Agreement, as amended hereby and as previously amended, remains in full force and effect.
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Each of the undersigned, by its signature hereto, hereby evidences its consent to the terms and conditions of this letter to be effective only upon the Agent's receipt of an executed counterpart or facsimile by Company and Banks and delivery thereof to the Borrower.

Agreed to this 23rd day of January, 1998


1st Franklin Financial Corporation      CoreStates Bank, N.A.,
                                               as Agent and Bank

By:  s/ A. Roger Guimond                By:  s/ Rita H. Stempin
     ------------------------                --------------------------------
     A. Roger Guimond; VP/CFO                Rita H. Stempin;  Vice President
     Print Name and Title                   Print Name and Title



                                         Harris Trust and Savings Bank

Attest: s/ Judy Sheriff                  By:     s/ Jerome P. Crokin
        ---------------------                 -------------------------------
        Judy Sheriff                          Jerome P. Crokin;
                                                    Vice President
                                              Print Name and Title


Southtrust Bank of Georgia, N.A          Fleet Bank, N.A.

By:  s/ William E. Reid, III             By:  s/ Chris DiMarco
     -------------------------                -------------------------------
     William E. Reid, III;                    Chris DiMarco;
          Vice President                          Assist. Vice Pres.
     Print Name and Title                     Print Name and Title

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